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                                                                     Exhibit 4.6


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                  CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I


         This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Credit Suisse Group Capital (Delaware) LLC I is entered into by Credit Suisse Group, a company incorporated under the laws of Switzerland (the "Member").

         The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

         1. Name. The name of the limited liability company formed hereby is Credit Suisse Group Capital (Delaware) LLC I (the "Company").

         2. Certificates. James G. Leyden, Jr., as an authorized person within the meaning of the Act, shall execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an authorized person shall cease and the Member shall thereafter be designated as an authorized person within the meaning of the Act. The Member or an Officer (as defined below) shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

         4. Powers.

            (a) In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

                (i) acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                (ii) act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

                (iii) take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the


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granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

                (iv) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                (v) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

                (vi) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

                (vii) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

                (viii) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                (ix) employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

                (x) enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

                (xi) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

            (b) Notwithstanding anything in this Agreement to the contrary, without the need for consent of the Member or any Officer, the Company has the power and authority to and is hereby authorized to:

                (i) issue preferred limited liability company interests in the Company (the "Company Preferred Securities") and invest such proceeds in subordinated notes issued by the Member, or one of its branches or subsidiaries;

                (ii) issue common limited liability company interests in the Company (the "Company Common Securities"); and


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                (iii) issue a prospectus pursuant to which the securities listed in (i) may be offered, and negotiate and execute an underwriting agreement pursuant to which the securities listed in (i) may be distributed; and the Member or any Officer may, on behalf of the Company, execute and deliver, and cause the Company (A) to perform its obligations under, (B) to satisfy any conditions required to be satisfied by the Company as a condition precedent to the effectiveness of, and (C) to take such other actions as such Member or Officer may deem appropriate with respect to such documents.

            (c) Notwithstanding any other provision of this Agreement, the Member, acting alone, and any two Officers, acting jointly, are authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person or entity.

         5. Admission of Securityholders. Upon the execution of this Agreement, the Member is deemed admitted as a member of the Company and shall become and be designated as, automatically and without any further act on the part of any person or entity being necessary, the holder (the "Common Securityholder") of the Company Common Securities. Without execution of this Agreement, upon the payment to the Company for the Company Preferred Securities being acquired by a person or entity in connection with the issuance of the Company Preferred Securities pursuant to the terms of an underwriting agreement among the Company, the Member and one or more underwriters or initial purchasers, which action shall be deemed to constitute a request by such person or entity that the books and records of the Company reflect its admission as a holder (a "Preferred Securityholder") of Company Preferred Securities, such person or entity shall thereupon be admitted to the Company as a Preferred Securityholder and shall be bound by all the terms and conditions hereof and of the Company Preferred Securities.

         6. Company Common Securities.

            (a) The Member, as the initial Common Securityholder, shall be deemed to have been issued 100 Company Common Securities upon its designation as the Common Securityholder pursuant to Section 5 of this Agreement. Upon issuance as provided in this Agreement, the Company Common Securities so issued shall be deemed duly authorized, validly issued, fully paid and nonassessable.

            (b) Company Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

         7. General Provisions Regarding Company Preferred Securities. There is hereby authorized for issuance and sale Company Preferred Securities having an aggregate initial liquidation preference not to exceed $2,000,000,000. The specific designation, dividend rate, liquidation preference, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of the Company Preferred Securities shall be set forth in an amendment to this Agreement. Upon issuance as provided in this Agreement, the Company Preferred Securities so issued shall be deemed duly authorized, validly issued, fully paid and nonassessable. Subject to the express provisions of this Agreement, the Company shall have authority to fix the terms of the Company Preferred Securities that may be issued by the Company by an amendment to this Agreement that shall set forth the terms of such securities including, without limitation, the following: (1) the specific designation of the Company


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Preferred Securities; (2) the number or liquidation preference of Company
Preferred Securities; (3) the dividend rate or rates, or method of its calculation, the date or dates on which the Company will pay dividends and the record date for any dividends on the Company Preferred Securities; (4) the amount or amounts that the Company will pay out of its assets to the holders of the Company Preferred Securities upon the Company's liquidation;
(4) the obligation, if any, of the Company to purchase or redeem the Company Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the Company will or may purchase or redeem Company Preferred Securities, in whole or in part, pursuant to the obligation; (5) the voting rights, if any, of the Company Preferred Securities and Company Common Securities, including any vote required to amend this Agreement; (6) the criteria for determining whether and to what extent the Company will be required to pay dividends on the Company Preferred Securities or will be prohibited from paying dividends on the Company Preferred Securities; (7) terms for any optional or mandatory conversion or exchange of Company Preferred Securities into other securities;
(8) whether and to what extent the Company will be required to pay any additional amounts in respect of withholding taxes; (9) the right, if any, of the Company to change the dividend preference of the Company Preferred Securities; and (10) any other relative rights, preferences, privileges, limitations or restrictions of the Company Preferred Securities not inconsistent with this Agreement or applicable law. Unless otherwise provided in an amendment to this Agreement, the Company Preferred Securities shall be perpetual and non-cumulative. The Company Preferred Securities shall be issued in registered form only. The form of certificate evidencing the Company Preferred Securities, if any, will be set forth in an amendment to this Agreement.

         8. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

         9. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

         10. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

         11. Members. The name and the mailing address of the Member is set forth in the records of the Company.

         12. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

         13. Capital Contributions. The Member will contribute $100.00 to the Company.


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         14. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, a member of the Company may make additional capital contributions to the Company with the written consent of the Member.

         15. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

         16. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a member of the Company on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         17. Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.

         18. Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 18 may be revoked at any time by the Member. The Member hereby appoints Anthony Le Conte as the Chief Executive Officer and President of the Company, Philip K. Ryan as an officer of the Company, David Meyerhoff as an officer of the Company, and Kenneth C. Wallbridge as Secretary of the Company.

         19. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         20. Exculpation and Indemnification. No member of the Company or Officer shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member of the Company or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that a member of the Company or Officer shall be liable for any such loss, damage or claim incurred by reason of such member's or Officer's willful misconduct. To the fullest extent permitted by applicable law, a member of the Company or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such member or Officer by reason of any act or omission performed or omitted by such member or


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Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that no member of the Company or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no member of the Company shall have personal liability on account thereof.

         21. Assignments. A member of the Company may assign in whole or in part its limited liability company interest with the written consent of the Member. If a member of the Company transfers all of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor member shall cease to be a member of the Company.

         22. Resignation. A member of the Company may resign from the Company with the written consent of the Member. If a member of the Company is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning member shall cease to be a member of the Company.

         23. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

         24. Dissolution.

            (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member,
(ii) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            (b) The bankruptcy of the Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

            (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

         25. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid,


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unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

         26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

         27. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

         28. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         29. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.



                            [SIGNATURE PAGE FOLLOWS]











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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 4th day of October, 2002. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of October 2, 2002.





                                   CREDIT SUISSE GROUP



                                   By: /s/ Bret A. Cohen
                                       --------------------------------
                                          Name:   Bret A. Cohen
                                          Title:  Director



                                   By: /s/ Christian Schmid
                                       --------------------------------
                                          Name:   Christian Schmid
                                          Title:  Vice President











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